POWER OF ATTORNEY
                         (Annual Report on Form 10-K)


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of SEQUENT COMPUTER SYSTEMS, INC. (the "Company), does hereby constitute and appointKARL C. POWELL, JR., JOHN McADAM and ROBERT S. GREGG, and each of them, his or her true and lawful attorney and agent to execute in his or her name (whether on behalf of the Company or as an officer or director of the Company) the Company's Annual Report on Form 10-K for year ended December 31, 1994 and any amendment thereto and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:   March 15, 1995



                                           KARL C. POWELL, JR.

                                           DAVID R. HATHAWAY

                                           ROBERT C. MATHIS

                                           MICHAEL S. SCOTT MORTON

                                           ROBERT W. WILMOT

                                           ROBERT S. GREGG